UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2010

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal 2011 Executive Incentive Plan

On October 13, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Fabrinet (the “Company”) adopted an executive incentive plan (the “Bonus Plan”) for the Company’s fiscal year ending June 24, 2011 (“fiscal 2011”). The Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934, as well as certain other employees of the Company, are eligible to participate in the Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Bonus Plan provides for a target bonus amount expressed as a percentage of a Participant’s base salary. David T. Mitchell, our Chief Executive Officer and President, has a target bonus of 100% of base salary, and all other Participants have a target bonus of between 35% and 60% of base salary. The maximum bonus that a Participant may receive under the Bonus Plan ranges from 70% to 200% of base salary.

The amount of bonus actually paid to a Participant will be based 90% on achievement of revenue and GAAP-based earnings per share (“EPS”) for fiscal 2011 and the remaining 10% will be determined by the Committee during early fiscal 2011. These goals with respect to the financial metrics require achievement of revenue for fiscal 2011 in excess of $618 million (which is the average of the forecasted revenues for the Company by its current three research analysts) and EPS for fiscal 2011 in excess of $1.54 per share (based on the forecasted EPS for the Company by its current three research analysts). Overachievement of both revenue and EPS is required in order for any portion of the bonus with respect to the financial metrics to be paid under the Bonus Plan. The target bonuses will become payable with respect to the financial metrics portion (90% of the target bonus amount) if the Company achieves revenue and EPS that both exceed these financial metrics by 10%. If the Company achieves revenue and EPS that exceed these metrics by 20% or more, the maximum bonus with respect to these performance goals will become payable (180% of the target bonus amount). Achievement of these goals at levels exceeding the financial metrics at between 0% and 20% will determine a bonus amount that is based on linear interpolation. The aggregate amount of bonuses payable under the Bonus Plan to Participants would be approximately $1.4 million at target performance; the aggregate maximum amount of bonuses payable to Participants would be approximately $2.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/S/ MARK J. SCHWARTZ
Mark J. Schwartz Executive Vice President, Chief Financial Officer and Secretary

Date: October 19, 2010